Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Gentherm Incorporated and subsidiaries on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Gentherm Incorporated and subsidiaries on Forms S-3 (File Nos. 333-181976, effective June 22, 2012 and 333-186806, effective March 1, 2013) and on Forms S-8 (File Nos. 333-44007, effective January 9, 1998, 333-61632, effective May 24, 2001, 333-100811, effective October 29, 2002, 333-139868, effective January 9, 2007, as amended, 333-164990, effective February 22, 2010, as amended, 333-176884, effective September 16, 2011, as amended, 333-181975, effective June 7, 2012, as amended, and 333-189442, effective June 19, 2013).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 2, 2015